UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 31, 2018, Odyssey Marine Exploration, Inc. (“Odyssey”) and certain investors entered into a securities purchase agreement pursuant to which Odyssey agreed to sell an aggregate of 700,000 shares of Odyssey’s common stock and warrants to purchase up to 700,000 shares of common stock to such investors. The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase one shares of common stock. The purchase price for each unit is $7.155.

The warrants have an exercise price of $7.155 per share of common stock and will be exercisable in accordance with their terms at any time on or before the close of business on November 2, 2023. The net proceeds to the Company from the registered direct public offering, after deducting placement agent fees and its estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $4.6 million. The transaction is expected to close on November 2, 2018, subject to satisfaction of customary closing conditions.

Pursuant to a letter agreement dated October 31, 2018, Odyssey has also retained Chardan Capital Markets, LLC (“Chardan”) to act as placement agent, on a nonexclusive basis, in connection with offer and sale of the units. There is no requirement that any minimum number of units or dollar amount of units be sold in this offering, and there can be no assurance that Odyssey will sell all or any of the units being offered.

Odyssey agreed to pay Chardan Capital a placement agent fee equal to 8.0% of the gross proceeds of the sale of the units sold by Chardan in the offering. Odyssey also agreed to reimburse Chardan for up to $25,000 of incurred by it in connection with this offering.

The foregoing summaries of the terms of the purchase agreement, the warrants, and the letter agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 4.1, and 1.1, respectively, and are incorporated herein by reference.

The common stock and warrants are being offered and sold pursuant to a base prospectus and a prospectus supplement, both filed pursuant to Odyssey’s shelf registration statement on Form S-3 (File No. 333-227666). The legal opinion and consent of Akerman LLP and the legal opinion and consent of Snell & Wilmer L.L.P. relating to the common stock and warrants are filed as Exhibit 5.1 and Exhibit 5.2 hereto, respectively.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

1.1	Letter Agreement dated October 31, 2018, between Odyssey Marine Exploration, Inc. and Chardan Capital Markets, LLC.

4.1	Form of Warrant to Purchase Common Stock.

5.1	Opinion letter of Akerman LLP.

5.2	Opinion Letter of Snell & Wilmer L.L.P.

10.1	Form of Purchase Agreement.

23.1	Consent of Akerman LLP (contained in Exhibit 5.1).

23.2	Consent of Snell & Wilmer L.L.P. (contained in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated:	November 2, 2018	By:	/s/ Jay A. Nudi
Jay A. Nudi
Chief Financial Officer